Exhibit 99.1

 DRS Technologies Announces Plans for Annual Meeting Of Stockholders


    PARSIPPANY, N.J.--(BUSINESS WIRE)--July 24, 2003--DRS Technologies, Inc. (NYSE: DRS) announced today that its Annual Meeting of Stockholders (Meeting) will be held at The Penn Club of New York, The Spruce Room, 30 West 44th Street, New York, New York, on Wednesday, August 6, 2003. Although the company's Notice of Annual Meeting of Stockholders, dated June 24, 2003, indicates the Meeting will be convened at 10:00 a.m. local time, the company expects the business of the Meeting will commence at 11:00 a.m. EDT on such date.

    DRS Technologies provides leading edge products and services to government and commercial customers worldwide. Focused on defense electronics, the company develops and manufactures a broad range of mission critical systems and components in the areas of communications, combat systems, battlefield digitization, electro-optics, power systems, data storage, digital imaging, flight safety and space.

    For more information about DRS Technologies, please visit the company's web site at www.drs.com.


    CONTACT: DRS Technologies, Inc.
             Patricia M. Williamson, 973-898-1500